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                                                                     Exhibit (m)

(NEW YORK LIFE LOGO)

AD103 SPVUL ILLUSTRATION SAMPLE CALCULATION

Illustrated contractowner:

     Female Issue Age 60 Preferred Risk Class, $10,000 Single Premium, 100% Allocated to the Separate Account, Face Amount $21,092. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates
Hypothetical Gross Annual Investment Return = 10.00%
Assumed Asset Charges* = 0.79%

POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

     Net Separate Account Rate of Return = 9.13% =
     [(1 + Gross Separate Account Rate of Return)/\(1/365) - (Assumed Asset Charge/365)]/\ 365
     [(1 + 10.00%)/\ (1/365) - (0.79% / 365)]/\ 365

* Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contractowner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION OR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - Premium Load

     The Premium Load equals 3.25% of Gross Premium received

Monthly Deduction = COI Deduction + Deferred Sales Expense + Administrative Charge + M&E Charge

     For example, on the fifth policy anniversary for a Female, Preferred, Issue Age 60:

     Net Premium = $10,000 x (1 - 0.0325) = $9,675

          COI DEDUCTION = (Death Benefit / 1.0032737 - Policy Value) x Monthly
                           COI Rate

               The current Monthly COI Rate is 0.00057

               The illustrated Death Benefit is $24,603.15

               Policy Value = End of year 4 Policy Value + Net Premium Received
                            = $12,617.13  + 0 = $12,617.13

               COI Deduction = (24,603.15 /1.0032737 - 12,617.13) x (0.00057)
                             = $6.79

          DEFERRED SALES EXPENSE = (0.0333%) x (Policy Value - COI Deduction)

               Policy Value = End of year 4 Policy Value + Net Premium Received
                            = $12,617.13 + 0 = $12,617.13

          Deferred Sales Expense = (0.0333%) x (12,617.13 - 6.79) = $4.20

          ADMINISTRATIVE CHARGE = (0.0500%) x (Policy Value - COI Deduction)

               Policy Value = End of year 4 Policy Value + Net Premium Received
                            = $12,617.13 + 0 = $12,617.13

               Administrative Charge = (0.0500%) x (12,617.13 - 6.79) = $6.31

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          M&E CHARGE = (0.0417%) x (Policy Value allocated to the Separate
                       Account)

               Policy Value = End of year 4 Policy Value + Net Premium Received
                             = $12,617.13 + 0 = $12,617.13

               M&E Charge = (0.0417%) x (12,617.13) = $5.26

          The Monthly Deduction, year 5 month 1 = $6.79 + $4.20 + $6.31 + $5.26 = $22.56

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1)  Is the net result of:

               - The net asset value per share of the portfolio held in the separate account at the end of the current valuation period, plus

               - The per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, minus

               -    Any charges against the assets of the Investment Division

          (2) Is the net asset value per share of the portfolio held in the separate account at the end of the last prior valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.13% net annual effective rate of return:

          MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.13%) /\ (1/12)

     For the end of month 1, Policy year 5:

          Net Investment Factor = (1.0913) /\ (1/12) = 1.0073074

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

         Beginning               Value                                                         Value     Monthly Net
Policy     Policy      Net       After       COI    Deferred    Admin     M&E     Monthly      After      Investment
 Month     Value     Premium    Premium    Charge     Sales    Charge   Charge   Deduction   Deduction      Factor
------   ---------   -------   ---------   ------   --------   ------   ------   ---------   ---------   -----------
   1     12,617.13     0.00    12,617.13    6.79      4.20      6.31     5.26      22.56     12,594.57    1.0073074
   2     12,686.61     0.00    12,686.61    6.82      4.23      6.34     5.29      22.68     12,663.93    1.0073074
   3     12,756.48     0.00    12,756.48    6.86      4.25      6.37     5.32      22.80     12,733.68    1.0073074
   4     12,826.72     0.00    12,826.72    6.90      4.27      6.41     5.34      22.92     12,803.80    1.0073074
   5     12,897.36     0.00    12,897.36    6.94      4.30      6.45     5.37      23.06     12,874.30    1.0073074
   6     12,968.38     0.00    12,968.38    6.98      4.32      6.48     5.40      23.18     12,945.20    1.0073074
   7     13,039.80     0.00    13,039.80    7.01      4.34      6.52     5.43      23.30     13,016.50    1.0073074
   8     13,111.61     0.00    13,111.61    7.05      4.37      6.55     5.46      23.43     13,088.18    1.0073074
   9     13,183.81     0.00    13,183.81    7.09      4.39      6.59     5.49      23.56     13,160.25    1.0073074
  10     13,256.41     0.00    13,256.41    7.13      4.42      6.62     5.52      23.69     13,232.72    1.0073074
  11     13,329.41     0.00    13,329.41    7.17      4.44      6.66     5.55      23.82     13,305.59    1.0073074
  12     13,402.82     0.00    13,402.82    7.21      4.47      6.70     5.58      23.96     13,378.86    1.0073074

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SURRENDER VALUE

     Surrender Charges are calculated as:

     (Cash Value - Surrender Charge Free Window) x (Surrender Charge Percentage)

     The Surrender Charge Free Window is the greater of:

          -    10% of the Initial Single Premium = 10% x $10,000 = $1,000

          -    100% of the gain in the policy (Year 5) = $13,476.62 - $10,000 =
               $3,476.62

     The Surrender Charge Percentage for a Female Preferred, Issue Age 60, Policy Year 5 is 5.0%

     Surrender Charge = (13,476.62 - 3,476.62) x (5.0%) = $500

     Surrender Value = Policy Value - Surrender Charge

     Surrender Value, End of Year 5 = 13,476.62 - 500.00 = $12,976.62

DEATH BENEFITS

     The death benefit equals the greater of:

          -    The death benefit guarantee, or

          - The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     For a Female contractowner of attained age 64, the percentage of the policy value in the Compliance with Federal Laws Provision is 195%

     Death Benefit, end of year 5 = the greater of

          -    Face Amount = $21,092, or

          -    195% x Policy Value = 1.95 x 13,476.62 = $26,279.42

     Death Benefit, end of year 5 = $26,279.42

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION

     -    Monthly COI rates vary by attained age

     -    Deferred Sales Expense charge is zero in years 11 and later

     -    Administrative Expense Charge is banded in years 4 and later

SURRENDER VALUE

     -    Surrender Charge Percentage varies by Policy Year

     -    Surrender Charge Percentage is zero in years 10 and later

     - Surrender Charge Percentages for the illustrated contractowner in other contract years follow the schedule below:

              SURRENDER CHARGE
POLICY YEAR      PERCENTAGE
-----------   ----------------
     1              7.5%
     2              7.0%
     3              6.5%
     4              6.0%
     5              5.0%
     6              4.0%
     7              3.0%
     8              2.0%
     9              1.0%
    10+             0.0%

DEATH BENEFIT

     - Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.